CONSENT OF COUNSEL

We hereby consent to the use of our name under the caption “Legal Counsel” in the Statement of Additional Information contained in Post-Effective Amendment No. 38 to the Registration Statement on Form N-1A of Stratus Fund, Inc. (Registration No. 33-37928) filed under the Securities Act of 1933 and Amendment No. 39 to the Registration Statement on Form N-1A of Stratus Fund, Inc. (Registration No. 811-6259) filed under the Investment Company Act of 1940.

/s/ Ballard Spahr LLP______

October 28, 2013

DMWEST #10326017 v2